EXHIBIT 23.1

                        CONSENT FROM ROWLES & COMPANY, LLP



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Board of Directors
Patapsco Valley Bancshares, Inc.


         We hereby consent to the incorporation by reference of our report on the consolidated financial statements of Patapsco Valley Bancshares, Inc. as of December 31, 1997 and for the two years then ended and to the references to our firm under the heading "Experts" in Amendment No. 1 to the Company's Registration Statement on Form 10-SB/A.




/s/ Rowles & Company, LLP


Baltimore, Maryland
November 19, 1998






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